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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion in this registration statement on Form S-1 of our report dated March 23, 1998, except for Note 2--Stock Splits which is as of
April   , 2000, on our audit of the statements of operations, stockholders'
equity and cash flows and financial statement schedule of ThruPoint, Inc. (formerly Total Network Solutions, Inc.) for the year ended December 31, 1997. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data."

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    The foregoing consent is in the form that will be signed upon completion of the restatement of capital accounts described in Note 2--Stock Splits to the consolidated financial statements.

                                          /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 19, 2000